UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2023

Kiromic BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 140

Houston, TX, 77054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2023, Kiromic BioPharma, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with the holder of promissory notes of the Company (the “Holder”) pursuant to which the Holder agreed to exchange aggregate principal amount of $8 million of the Company’s 25% Senior Secured Convertible Promissory Notes (the “Exchange Notes”) for 8,000 shares of Series C Convertible Voting Preferred Stock (the “Series C Stock”).

In addition, on March 28, 2023, the Company pursuant to the previously disclosed note purchase agreement dated January 20, 2023 (the “Agreement”) issued a 25% Senior Secured Convertible Promissory Note (the “Note”) to the Holder. The Note has a principal amount of $2,000,000, bears interest at a rate of 25% per annum (the “Stated Rate”) and matures on March 28, 2024 (the “Maturity Date”), on which the principal balance and accrued but unpaid interest under the Note shall be due and payable. The Stated Rate will increase to 27% per annum or the highest rate then allowed under applicable law (whichever is lower) upon occurrence of an event of default, including the failure by the Company to make payment of principal or interest due under the Note on the Maturity Date, and any commencement by the Company of a case under any applicable bankruptcy or insolvency laws.

The Note is convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion price of $6.50 per share (the “Conversion Price”), subject to a beneficial ownership limitation equivalent to 9.99% (the “Beneficial Ownership Limitation”) and a share cap of 195,751 shares (the “Share Cap”), representing 19.9% of the total issued and outstanding shares of Common Stock as of March 28, 2023, in the event that the Conversion Price is lower than $3.84 per share, representing the lower of the closing price immediately preceding the Issuance Date or the average closing price of the Common Stock for the five trading days immediately preceding the Issuance Date.

The unpaid principal of and interest on the Note constitute unsubordinated obligations of the Company and are senior and preferred in right of payment to all subordinated indebtedness and equity securities of the Company outstanding as of the Issuance Date; provided, however, that the Company may incur or guarantee additional indebtedness after the Issuance Date, whether such indebtedness are senior, pari passu or junior to the obligations under the Note, which are secured by all of the Company’s right, title and interest, in and to, (i) all fixtures (as defined in the Uniform Commercial Code, the “UCC”) and equipment (as defined in the UCC), and (ii) all of the Company’s intellectual property as specified in the Note, subject to certain exclusions as described in the Note.

Each of the foregoing description of the Exchange Agreement and the Note is qualified in its entirety by reference to the full text of such Exchange Agreement and the Note, a copy of which is attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference. The exchange of the Exchange Notes for Series C Stock and the issuance of the Note was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Pursuant to the Exchange Agreement, on March 30, 2023, the Company filed the Certificate of Designation with the Delaware Secretary of State designating 8,000 shares of its authorized and unissued preferred stock as Series C Convertible Voting Preferred Stock. The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series C Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

The following is a summary of the terms of the Series C Preferred Stock:

Dividends. Dividends will accrue, on all issued and outstanding shares of Series C Preferred Stock, prior to and in preference to all other shares of capital stock of the Company, at an annual rate of twenty-five percent (25%) compounded annually on the Original Per Share Price (plus any such accreted compounded amounts). If such dividends are not declared and paid in cash, the dividend amounts will be added to the aggregate Liquidation Preference then outstanding of the Series C Preferred Stock (such dividends will accumulate and will be included in the payments made upon redemption or Liquidation.

At all times following the Issuance Date, while shares of Series C Preferred Stock are issued and outstanding, holders of Series C Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends (other than dividends in the form of Common Stock, which shall be made in accordance with the terms of the Certificate of Designation) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock, which shall be made in accordance with the terms of the Certificate of Designation) are paid on shares of the Common Stock.

Voting Rights. Subject to certain limitations described in the Certificate of Designation, the Series C Preferred Stock is voting stock. Holders of the Series C Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series C Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series C Preferred Stock is then-convertible on all matters submitted to a vote of stockholders.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount per share equal to the greater of (i) one times (1x) the Original Per Share Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Liquidation Preference”) or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise) immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full Liquidation Preference, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of all Series C Liquidation Amount, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series C Preferred Stock pursuant to the Certificate of Designation shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

Upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series C Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series C Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise.

Conversion.  Each share of Series C Preferred Stock shall be convertible into the number of shares of Common Stock equal to the quotient of (A) the Liquidation Preference as of the Conversion Date divided by (B) the Conversion Price on the Conversion Date.

Redemption. Unless prohibited by Delaware law governing distributions to stockholders, the Company may redeem 100% of the shares of Series C Preferred Stock at any time at a price equal to the ten Liquidation Preference.

The foregoing summary of the terms of the Series C Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Voting Preferred Stock dated March 28, 2023
10.1	Form of Exchange Agreement dated as of March 28, 2023 between the Company and the holder of the Exchange Securities
10.2	Form of the 25% Senior Secured Convertible Promissory Note
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.

Date: March 31, 2023	By:	/s/ Pietro Bersani
Pietro Bersani
Chief Executive Officer